Exhibit 99.1

Contacts:

Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

Honeywell Announces satisfaction of financing condition and
Consideration for ANY AND ALL Cash Tender Offer

MORRIS PLAINS, N.J., October 31, 2016 – Honeywell International Inc. (“Honeywell” or the “Company”) (NYSE: HON) has determined that the previously announced closing of its offering of senior unsecured notes this morning (the “New Notes Offering”) satisfies the financing condition of its previously announced cash tender offer (the “Offer”) to purchase any and all of its outstanding notes set forth in the table below (collectively, the “Notes”). The Offer remains subject to certain other conditions, including the absence of any adverse legal and market developments.

Additionally, Honeywell today announced the Reference Yield and Consideration for the Notes, which is set forth in the table below. The Reference Yield is based on the bid side price of the Reference U.S. Treasury Security listed in the table below as calculated by the Dealer Managers (as defined herein) at 11:00 a.m., New York City time, on October 31, 2016, as described in the Offer to Purchase, dated October 24, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal and Notice of Guaranteed Delivery. Holders of Notes that are validly tendered (and not subsequently validly withdrawn) and accepted for purchase will receive the Consideration. In order to be eligible to receive the Consideration, holders of Notes must validly tender their Notes at or before the Expiration Time (as defined below). All holders whose Notes are accepted for purchase will also receive accrued and unpaid interest on the purchased Notes from the last interest payment date for such Notes up to, but excluding, the Settlement Date (as defined below).

Title of Security	CUSIP	Aggregate Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Reference UST Yield	Fixed Spread (Basis Points)	Consideration(1)

5.30% Senior Notes due 2017	438516AS5	$400,000,000	0.75% UST due March 15, 2017	FIT3	0.422%	+15	$1,017.55

5.30% Senior Notes due 2018	438516AX4	$900,000,000	0.75% UST due February 28, 2018	FIT4	0.759%	+25	$1,056.67

5.00% Senior Notes due 2019	438516AZ9	$900,000,000	0.75% UST due February 15, 2019	FIT5	0.916%	+35	$1,083.96

(1) Per $1,000 principal amount of Notes validly tendered before the Expiration Time (and not validly withdrawn) and accepted for purchase. Consideration is based on the Reference Yield of the Reference U.S. Treasury Security set forth above as of 11:00 a.m., New York City time, on October 31, 2016, the applicable maturity date, and a Settlement Date of November 1, 2016.

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Tender – Pricing and Financial Condition - 2

The Offer will expire at 5:00 p.m., New York City time, on October 31, 2016, unless extended or earlier terminated (the “Expiration Time”). Holders who have validly tendered their Notes may withdraw such Notes at any time at or before the Expiration Time. Honeywell expects to pay the Consideration for Notes validly tendered and not validly withdrawn before the Expiration Time on November 1, 2016, the first business day following the Expiration Time (the “Settlement Date”) and expects to pay the Consideration for Notes, if any, validly tendered pursuant to the guaranteed delivery procedures and accepted for payment (to the extent that such Notes are not delivered prior to the Expiration Time) on November 3, 2016, the third business day following the Expiration Time. For the avoidance of doubt, Honeywell will not pay accrued interest for any periods following the Settlement Date in respect of any Notes accepted in the Offer.

Honeywell intends to finance the payment for the Notes tendered pursuant to the Offer with a portion of the proceeds raised from the New Notes Offering. Subject to applicable law, Honeywell has reserved the right to terminate, withdraw, amend or extend the Offer in its sole discretion.

Following the expiration of the Offer, the Company intends to redeem any and all Notes that are not tendered and accepted in the Offer in accordance with the indenture governing the Notes (the “Indenture”). The Company is not obligated to redeem Notes that are not tendered and accepted in the Offer, and there can be no assurance it will do so. Statements of intent in this news release shall not constitute a notice of redemption under the Indenture. Any such notice, if made, will only be made in accordance with the provisions of the Indenture.

The complete terms and conditions of the Offer are set forth in the Offer to Purchase and in the related Letter of Transmittal and Notice of Guaranteed Delivery, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the Offer. Honeywell has retained Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC to act as Dealer Managers in connection with the Offer. Copies of the Offer to Purchase and the related Letter of Transmittal and Notice of Guaranteed Delivery may be obtained from Global Bondholder Services Corporation, the Tender and Information Agent for the Offer, by phone at (212) 430-3774 (banks and brokers) or (866) 470-4300 (all others) or online at www.gbsc-usa.com/Honeywell/. Questions regarding the Offer may also be directed to the Dealer Managers as set forth below:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Liability Management Group
Toll-Free: (866) 627-0391
Collect: (212) 250-2955

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Liability Management Group
Toll-Free: (866) 834-4666
Collect: (212) 834-8553

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Attention: Liability Management Group
Collect: (212) 761-1057
Toll Free: (800) 624-1808

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Tender – Pricing and Financial Condition - 3

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Liability Management Group
Toll-Free: (866) 309-6316
Collect: (704) 410-4760

This news release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Offer is being made only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal and Notice of Guaranteed Delivery. The Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the Offer to be made by a licensed broker or dealer, the Offer will be made by the Dealer Managers on behalf of Honeywell. None of Honeywell, the Tender and Information Agent, the Dealer Managers or the Trustee with respect to the Notes, nor any of their affiliates, makes any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the Offer.

Honeywell is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials.

This news release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

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